John Deere Owner Trust 1999-A                      Exhibit 99.1
  Statement to Noteholders

$167,300,000 Class A-1 4.9988%
    Asset Backed Notes due June 19, 2000
$262,000,000 Class A-2 5.4660%
    Asset Backed Notes due August 15, 2001
$186,000,000 Class A-3 5.9400%
    Asset Backed Notes due October 15, 2002
$146,125,000 Class A-4 6.1200%
    Asset Backed Notes due October 17, 2005
$32,230,000  6.100% Class B
    Asset Backed Notes due October 17, 2005
$12,086,832  Asset Backed Certificates

Payment Date:                                         15-May-00

(1)  Amount of principal being paid on the Notes:

     (a)  A-1 Notes:                                      $0.00
          per $1,000 original principal amount:           $0.00

     (b)  A-2 Notes:                             $23,309,773.44
          per $1,000 original principal amount:          $88.97

     (c)  A-3 Notes:                                      $0.00
          per $1,000 original principal amount:           $0.00

     (d)  A-4 Notes:                                      $0.00
          per $1,000 original principal amount:           $0.00

     (e)  B Notes:                                  $986,657.08
          per $1,000 original principal amount:          $30.61

     (f)  Total                                  $24,296,430.52

(2) Interest on the Notes

     (a)  A-1 Notes:                                      $0.00
          per $1,000 original principal amount:           $0.00

     (b)  A-2 Notes:                                $703,559.57
          per $1,000 original principal amount:           $2.69

     (c)  A-3 Notes:                                $920,700.00
          per $1,000 original principal amount:           $4.95

     (d)  A-4 Notes:                                $745,237.50
          per $1,000 original principal amount:           $5.10

     (e)  B Notes:                                  $107,070.92
          per $1,000 original principal amount:           $3.32

     (f)  Total                                   $2,476,567.99

(3)  After giving effect to distributions
     on current Payment Date:

     (a) (i)  outstanding principal amount
              of A-1 Notes:                               $0.00
         (ii) A-1 Note Pool Factor:                   0.0000000

     (b) (i)  outstanding principal amount
              of A-2 Notes:                     $142,181,736.26
         (ii) A-2 Note Pool Factor:                   0.5426784

     (c) (i)  outstanding principal amount
              of A-3 Notes:                     $186,000,000.00
         (ii) A-3 Note Pool Factor:                   1.0000000

     (d) (i)  outstanding principal amount
              of A-4 Notes:                     $146,125,000.00
         (ii) A-4 Note Pool Factor:                   1.0000000

     (e) (i)  outstanding principal amount
              of B Notes:                        $20,076,475.64
         (ii) B Note Pool Factor:                     0.6229127

     (f) (i)  Certificate Balance                 $7,528,678.37
         (ii) Certificate Pool Factor:                0.6228827

(4)  Note Value at the end of the related
     Collection Period                          $501,911,891.09

(5)  Pool Balance (excluding accrued
     interest) at the end of the related
     Collection Period                          $498,350,869.65

(6)  Amount of Servicing Fee:                       $435,482.50
     per $1,000 original principal amount:           0.54047399

(7)  Amount of Administration Fee:                      $100.00

(8)  Aggregate Purchase Amounts for
     Collection Period:                                   $0.00

(9)  Amount in Reserve Account:                  $14,100,482.07
     Specified Reserve Account Balance:          $14,100,482.07

(10) Aggregate amount of Realized Losses
     for the Collection Period:                     $293,035.39

(11) Amount of Payments that are more
     than 60 days past due:                       $1,726,258.00